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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 12, 2010, with respect to the consolidated financial statements, and internal control over financial reporting of Exact Sciences Corporation included in the Annual Report on Form to-K to its shareholders for the year ended December 31, 2009, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Madison, Wisconsin
August 17, 2010

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM